Exhibit 99.2

CERTIFICATION OF THE
CHIEF FINANCIAL OFFICER OF
MM COMPANIES, INC.

                In connection with the Quarterly Report of MM Companies, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mel Brunt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mel Brunt
Mel Brunt
Chief Financial Officer
August 14, 2002